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                                                                    EXHIBIT 4(b)

                                                   Dated as of February 13, 2004

                                    GUARANTEE

         Reference is made to (i) the Indenture, dated as of February 1, 2004 (the "Base Indenture"), between AMR Corporation, a Delaware corporation (the "Company") and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee"), as supplemented by Supplemental Indenture No. 2004-1, dated as of February 13, 2004 (the "Supplemental Indenture"), among the Company, American Airlines, Inc., a Delaware corporation, as guarantor ("the Guarantor"), and the Trustee (the Base Indenture as so supplemented by the Supplemental Indenture, the "Indenture") and (ii) the Company's 4.5% Senior Convertible Notes due 2024 (each, a "Security" and collectively, the "Securities") issued pursuant to the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

         The Guarantor (which term includes any successor person under the Indenture), subject in every respect to the terms and conditions set forth in the Indenture, hereby unconditionally guarantees, on an unsecured basis (the "Guarantee"), to each Holder of a Security authenticated and delivered by the Trustee in accordance with the terms of the Indenture, and to the Trustee on behalf of such Holder, (i) (x) the due and punctual payment of the principal of, and interest on, such Security, when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, redemption or otherwise,
(y) the due and punctual payment of interest on the overdue principal and interest, if any, on such Security, to the extent lawful, and (z) the faithful performance of all other obligations of the Company to the Holders or the Trustee under such Security and the Indenture, in each case as set forth in
Article IX of the Supplemental Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

         The Guarantor hereby agrees to pay any and all costs and expenses incurred by the Trustee or the Holders in enforcing their respective rights under the Guarantee.

         Any term or provision of the Guarantee or the Indenture notwithstanding, the Guarantee shall not exceed the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

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         The obligations of the undersigned to the Holders of the Securities and to the Trustee pursuant to this Guarantee and in the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. In the event of the assumption by a successor Person of the obligations of the Guarantor as provided in Section 9.8 of the Supplemental Indenture, such successor Person shall succeed to and be substituted for the Guarantor hereunder and under the Indenture and all such obligations of the Guarantor under the Indenture and the Guarantee shall terminate.

         No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company, the Guarantor or any successor Person or any Affiliate of any thereof shall have any liability for any obligations of the Company, the Guarantor or any successor Person or any Affiliate of any thereof, either directly or through the Company, the Guarantor or any successor Person or any Affiliate of any thereof, under the Securities, the Indenture or this Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

         This Guarantee shall be governed by and construed in accordance with the law of the State of New York, including all matters of construction, validity and performance.

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         IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

                                          AMERICAN AIRLINES, INC.

                                          By: /s/ Beverly K. Goulet
                                              ----------------------------
                                              Name:  Beverly K. Goulet
                                              Title: Vice President, Corporate
                                                     Development and Treasurer